UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2013

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

600 Montgomery Street, 13th Floor, San Francisco, California 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, Andrew P. Burke, Executive Vice President, Chief Marketing Officer of Diamond Foods, Inc. (“Company” or “Diamond”) tendered his resignation from all positions with the Company, effective August 12, 2013.

On June 26, 2013, Diamond appointed Dave Colo, age 50, to the position of Executive Vice President, Chief Operating Officer. Mr. Colo joined Diamond in December 2012 as Diamond’s Executive Vice President, Global Operations and Supply Chain. Prior to joining Diamond, Mr. Colo served as an independent industry consultant working on organizational optimization and strategic planning from August 2009 to November 2012. From 2005 through July 2009, Mr. Colo held leadership positions in ConAgra Foods, Inc.’s Consumer Products division, including Senior Vice President Operations, Senior Vice President Enterprise Manufacturing and Senior Vice President Sales and Operations Planning. From 2003 to 2005, Mr. Colo worked in ConAgra Foods’ Commercial Production division, with his last position in such division being President, ConAgra Food Ingredients. Earlier in his career, Mr. Colo held positions of increasing responsibility at Nestle-Purina, where he worked from 1986 to 2002. Mr. Colo holds a B.S. from Southern Illinois University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: June 27, 2013	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim Title: Senior Vice President, General Counsel

3